UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 8, 2022

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2022, Digital Brands Group, Inc. (the “Company”) and various purchasers (the “Investors”) executed a Securities Purchase Agreement (the “SPA”) whereby the Investors purchased from the Company promissory notes (the “Notes”) in the aggregate principal amount of $3,068,750 original principal amount of notes, consisting of aggregate cash to Issuer of $2,455,000 (“Cash Principal”) and an Original Issue Discount of $613,750.

The Notes are due and payable on that date which is the earlier of three months from the date of issuance or the closing of an equity financing of at least $5,000,000 (excluding amounts, if any, from the conversion of the Notes). If the Notes are not repaid in full by the date of maturity or if any other event of default occurs, the Notes will begin generating an annual interest rate of 20%, which will be paid in cash monthly until the default is cured, and if such default continues for 14 or more calendar days, the principal amount of the Notes (but not the Original Issue Discount, which must be payable in cash), will become convertible at the option of the Investors into shares of the Company’s common stock (“Conversion Shares”) at a conversion price equal to the sum of (A) the lower of: (i) the Nasdaq official closing price of the common stock on the Nasdaq Capital Market (as reflected on Nasdaq.com) on the date of the Note, and (ii) the average Nasdaq official closing price of the common stock on the Nasdaq Capital Market (as reflected on Nasdaq.com) for the five consecutive trading days ending on the date of the Note, and (B) $0.125 (“Conversion Price”), provided that if the Investors elect a “Default Conversion Election,” (1) the Company shall use commercially reasonable efforts to submit to its stockholders as soon as practicable in order to obtain as soon as practicable stockholder approval for the Company to issue the number of Conversion Shares necessary to complete such conversion (inclusive of the Original Issue Discount) but at the “Default Conversion Price” (in lieu of the Conversion Price), defined as the product of: (i) the lowest closing stock price of the common stock over the five trading days immediately preceding the conversion date (as published or reported by the principal trading market for such securities), and (ii) 60%, subject to adjustment, in accordance with Nasdaq Rule 5635(a)(1) and/or 5635(d) (as applicable, the “20% Rule”), Delaware corporate law and the Securities Exchange Act of 1934, as amended; (2) if such stockholder approval is obtained, such conversion shall be effected within one business day of such approval at the Default Conversion Price; (3) to the extent that, prior to obtaining such stockholder approval, the Company may then issue Conversion Shares at the Default Conversion Price without violating the 20% Rule (the “Maximum Amount”), the Company shall issue to the Investors the Maximum Amount of Conversion Shares at the Default Conversion Price; and (4) if such stockholder approval is not obtained within 14 calendar days of the conversion date, then the Company shall cause (i) all members of its management team to pledge their shares of common stock to the Investors to secure the repayment of amounts due under the Notes, and (ii) the Chief Executive Officer to personally guarantee the repayment of all amounts due thereunder.

In connection with the SPA, the Company issued to the Investors five-year Warrants exercisable for shares of common stock at an exercise price equal to the lower of: (i) the Nasdaq official closing price of the common stock on the Nasdaq Capital Market (as reflected on Nasdaq.com) on the date of the Notes, and (ii) the average Nasdaq official closing price of the common stock on the Nasdaq Capital Market (as reflected on Nasdaq.com) for the five consecutive trading days ending on the date of the Notes.

In addition, the Company entered into a Registration Rights Agreement with the Investors, dated April 8, 2022 (the “RRA”). The RRA provides that if the Notes are not repaid by the date of maturity, the Company must file a registration statement within 45 days thereafter to register the shares of common stock then issuable upon the conversion of the Notes.

Copies of the SPA, the form of Note, and the form of Warrant are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. A copy of the RRA is filed as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing descriptions of the SPA, the Notes, the Warrants, and the RRA do not purport to be complete and are qualified in their entirety by reference to the applicable exhibit.

Item 3.02	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated by reference herein. As described in Item 1.01, under the terms of the SPA, the Company issued to the Investors the Notes and Warrants – which issuances are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Registration Rights Agreement, dated April 8, 2022, by and among Digital Brands Group, Inc. and the Investors
10.1	Securities Purchase Agreement, dated April 8, 2022, by and among Digital Brands Group, Inc. and the Investors
10.2	Form of Promissory Note, dated April 8, 2022, by Digital Brands Group, Inc. in favor each Investor
10.3	Form of Warrant, dated April 8, 2022, by Digital Brands Group, Inc. in favor each Investor
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: April 8, 2022

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer